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                                  EXHIBIT 10.5


               SUBLEASE AGREEMENT - 1800 GLENARM, DENVER, COLORADO
                                  DATED 2/26/97

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                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT is entered into this 26th day of February, 1997, by and between Rocky Mountain Internet, Inc. ("Sublessor") and T & 0 Smith & Wogrin ("Sublessee") subject to a certain lease ("Lease") dated November 24, 1995, entered into by Sheridan Realty Corporation ("Lessor") and the Sublessor as Lessee.

(1)  SUBLEASE PREMISES
     Sublessor leases to Sublessee and Sublessee leases from Sublessor upon terms and conditions set forth herein commonly known as 1800 Glenarm, Suite 1100, 4,202 rentable square feet, attached as Exhibit "A," ("Sublease Premises"), together with any rights-of-way, easements and any other rights, if any, appurtenant thereto. Exhibit "A" closely, but not exactly represents the existing floor plan of Suite 1100.

(2)  TERMS AND CONDITIONS OF SUBLEASE
     (a) TERMS. The term of this Sublease shall begin ON the 1ST day of MARCH, 1997, ("Commencement Date") and shall extend through the 7th day of January, 2001, unless terminated sooner as provided herein ("Termination Date").
     (b) CONDITIONS. This Sublease Agreement is made expressly subject to all of the terms and conditions of the Lease (Attached as Exhibit "B"). If an event occurs that is not governed by the terms and provisions of this Sublease Agreement, then the terms and provisions of the Lease shall govern such event. Furthermore, the Sublessee assumes each and every covenant, duty and obligation of the Lessee and promises to faithfully observe each and every term and provision set forth in the Lease (except as may be modified by this Sublease Agreement). The Sublessee acknowledges that the Sublessor shall be deemed to be substituted for the Lessor under the Lease with respect to the rights of Landlord and the Sublessor shall be entitled to exercise all of the rights and privileges of the Lessor as defined in the Lease (except as may be modified by this Sublease Agreement). By way of illustration and not by way of limitation, the Sublessor shall be entitled to exercise any remedy provided to the Lessor under the Lease (in addition to any remedy set forth in this Sublease) in the event the Sublessee breaches any condition, provision or covenant set forth in this Sublease Agreement. Notwithstanding anything herein to the contrary, Sublessor does not assume any of the obligations of Landlord, and as between the Sublessor and Sublessee, this Sublease Agreement is not subject to the following Provisions Paragraphs 2.1, 3.1, 8.1, 9.2, 12.1, 20,1, 20.2, 20.3, Exhibits B, C,
E and F and paragraphs 2 and 3 of the first Amendment.

(3)  RENTAL
     Sublessee agrees to pay to Sublessor for the full term hereof the sum of $178,147.72, payable in advance and without notice in equal monthly installments of $2,935.17 on the first day of each month from March 1, 1997 to December 31, 1997, and $4,107.46 per month from January 1, 1998 to December 31, 2000 and a final payment of $927.49 due January 1, 2001 at the following address: 1099 18th Street, 30th floor, Denver, Colorado 80202 (or at such other address as Sublessor may designate in writing from time to time) without any set-off or deduction whatsoever. Sublessee shall additionally pay Tenant's pro rata share of all Building Operating Costs as set forth in the Lease that exceed 1997 year-end building operating costs.
  (a) Should Sublessee's monthly rent be more than five (5) days late from the due date, Sublessor shall assess Sublessee a late fee of 5% of such unpaid portion of overdue rent.

(4)  USE OF SUBLEASE PREMISES
     Sublessee shall have the right to use and occupy the Sublease Premises for general business use. Any other use shall be permitted only with the prior written consent of Sublessor, which consent may be withheld in Sublessor's sole discretion. Throughout the term of this Sublease (and any extension thereof), Sublessee, at Sublessee's sole cost and expense, covenants to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof.

(5)  PAYMENT OF TAXES
     Sublessee agrees to pay all personal property taxes, all franchise or license fees or any other charge levied against the Sublessee resulting from the operation of the Sublessee's business in the Sublease Premises.

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(6)  INSURANCE
     During term of this Sublease, Sublessee shall carry and maintain insurance as required under the Lease.
     (a) WAIVER OF SUBROGATION. The parties agree that all insurance policies obtained pursuant to this Sublease shall include a clause or endorsement which shall waive the right of subrogation on the part of the insurance carrier against both Sublessor and Sublessee. Sublessor and Sublessee hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation.

(7)  ASSIGNMENT AND SUBLETTING
     Without Sublessor's consent, which will not be unreasonably withheld, this Sublease or any interest herein may not be assigned by Sublessee, voluntarily or involuntarily, by operation of law or otherwise, and all or any part of the Sublease Premises shall not be subleased by Sublessee a merger, consolidation, sale of substantially all of the assets or sale of a substantial amount of the stock of Sublessee or a transfer of a substantial partnership interest of Sublessee, and shall constitute an assignment of this Sublease for the purposes of this paragraph. Any assignment or subletting in violation of this provision shall be null and void and is strictly subject to the consent of the Landlord and the terms of paragraph 28 of the Lease.

(8)  INDEMNITY PROVISIONS
     Sublessee agrees to exonerate, hold harmless, protect and indemnity Sublessor, or any owner of the Sublease Premises, from and against any and all losses, damages, claims, suits or actions, judgments and costs which may arise during the term of this Sublease for personal injury, loss of life or damaged property sustained in or about the Sublease Premises or the improvements and appurtenances thereto upon the Sublease Premises or upon the adjacent sidewalks and streets; and from and against all costs, counsel fees, expenses and liabilities incurred in any such claims, the investigation thereof or the defense of any action or proceeding brought thereon; and from and against any judgments, orders, decrees or liens resultant therefrom and any fines levied by any authority for any law, regulation or ordinance by virtue of the use by Sublessee of the improvements and appurtenances thereto situated upon the Sublease Premises. Sublessee shall not permit any mechanic's or materialmen's liens to be filed against the Sublease Premises and hereby indemnifies and holds Sublessor harmless from and against any liability, damage, expense or cost which may be incurred by Sublessor in connection with any mechanic's or materialmen's liens which may be filed against the Sublease Premises as a result of the provisions of this Sublease. This indemnity shall specifically include attorneys' fees and any costs incurred by Sublessor to enforce this indemnity.

(9)  ADA COMPLIANCE
     (a) DISCLOSURE. Sublessee hereby acknowledges that Sublessor and Broker have advised Sublessee that the Premises and Sublessee may be subject to the Americans With Disabilities Act (the "ADA"), a Federal law. Among other requirements of the ADA that could apply to the Premises, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to allow access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by certain dates. All costs incurred by Sublessee or Sublessor during the term of this Sublease (and any extension thereof) to ensure Sublessee's compliance with the ADA, including necessary alterations in or about the Sublease Premises or modifications to the access to the building of which the Premises is a part, shall be at Sublessee's sole cost and expense unless Sublessor has agreed, in writing, to pay for a portion of said costs.

     (b) INVESTIGATION. Sublessee hereby acknowledges that Sublessor and Broker have recommended that Sublessee prior to executing this Sublease, investigate the ADA and the regulations thereunder to determine if the ADA law and regulations would apply to Sublessee and/or to the Premises in which Sublessee is interested in occupying. Sublessee agrees that it is solely responsible, at its expense, for conducting its own independent investigation of all ADA issues prior to the execution date of this Sublease and during the primary term of this Sublease (and any extension thereof).

(10) HAZARDOUS MATERIALS
     Sublessee shall not (either with or without negligence) cause the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials ("Hazardous Materials"). Sublessee shall not allow the storage or use of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of Hazardous Materials, nor allow to be brought into the Premises any Hazardous Materials except with
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the prior written consent of Sublessor, which may be withheld in Sublessors sole discretion. Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 USC Section 6901 et seq., and applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable cost of testing and resulting cleanup thereof shall be reimbursed by Sublessee to Sublessor upon demand as additional charges if such requirement applies to the Premises, provided that such testing proves that Sublessee released such Hazardous Materials on the Premises. In addition, Sublessee shall execute affidavits, representations and the like from time to time at Sublessor's request concerning Sublessee's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Sublessee shall indemnify Sublessor in the manner elsewhere provided in this Sublease from any release of Hazardous Materials on the Sublease Premises occurring while Sublessee is in possession, or elsewhere if caused by Sublessee or persons acting under Sublessee.

(11) DEFAULT PROVISIONS
     (a) The occurrence of any one or more of the following events, as well as those applicable by reason of the Lease, shall constitute a default and breach of this Sublease by Sublessee:

     (1) FAILURE TO PAY RENT. Sublessee failing to pay the rental herein reserved and such failure continues for five (5) days following the date when due.
     (2) FAILURE TO PAY OTHER COSTS. Sublessee failing to make any other payments required to be made by Sublessee when due, where such failure shall continue for a period of five (5) calendar days following written notice from Sublessor to Sublessee.
     (3) FAILURE TO KEEP COVENANTS. Sublessee failing to perform or keep any of the other terms, covenants and conditions herein contained for which Sublessee is responsible, and such failure continuing and not being cured for a period of five (5) calendar days after written notice or if such default is a default which cannot be cured within a 5-calendar-day period, then Sublessee's failing to commence to correct the same within said 5-calendar-day period and thereafter failing to prosecute the same to completion with reasonable diligence.
     (4)  ABANDONMENT.  Sublessee abandoning the Sublease Premises.
     (5) BANKRUPTCY. Sublessee being adjudicated a bankrupt or insolvent or Sublessee filing in any court a petition for bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or in the future amended) or the filing of an involuntary bankruptcy against Sublessee [unless said involuntary bankruptcy is reanimated within thirty (30) calendar days from the date of said filing], or Sublessee filing in any court for the appointment of a receiver or trustee of all or a portion of Sublessee's property or there being appointed a receiver or trustee for all or a portion of Sublessee's property, unless said receiver or trustee is terminated within thirty (30) calendar days from the date of said appointment.
     (6) ASSIGNMENT FOR BENEFIT OF CREDITORS. Sublessee making any general assignment or general arrangement of Sublessee's property for the benefit of Sublessee's creditors.

(12) REMEDIES
     In the event of an occurrence of default as set forth above, Sublessor shall have the right to seek any remedies as pursuant to the Lease, as well as:
     (a) TERMINATE SUBLEASE. Terminate this Sublease and end the term hereof by giving to Sublessee written notice of such termination, in which event Sublessor shall be entitled to recover from Sublessee at the of such termination the present value of the excess, if any, of the amount of rent reserved in this Sublease for the then balance of the term hereof over the then reasonable rental value of the Sublease Premises for the same period. The present value shall be determined by discounting all future excess rent amounts at a rate of eight percent (8%) per annum. It is understood and agreed that the "reasonable rental value" shall be the amount of rental which Sublessor can obtain as rent for the remaining balance of the initial term or renewal term, whichever is applicable; or
     (b) SUE MONTHLY FOR RENTS. Without resuming possession of the Sublease Premises or terminating this Sublease to sue monthly for and recover all rents, other required payments due under this Sublease, and other sums including damages and legal fees at any time and from time to time accruing hereunder; or
     (c) REPOSSESS SUBLEASE PREMISES. Upon written notice to all interested parties, reenter and take possession of the Sublease Premises or any part thereof and repossess the same as of Sublessors former estate and expel Sublessee and those claiming through or under Sublessee and remove the effects of either or both (forcibly, if necessary) without being deemed guilty in any manner of trespass and without prejudice to any remedies for rent delinquencies or preceding lease defaults, in which event Sublessor may from time to time without terminating this Sublease relet the Sublease Premises or any


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part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Sublessor may deem advisable, with the right to make alterations and repairs to the Sublease Premises, and such reentry or taking of possession of the Sublease Premises by Sublessor shall not be construed as an election on Sublessor's part to terminate this Sublease unless a written notice of termination is given to Sublessee or unless the termination thereof is decreed by a court of competent jurisdiction. In the event of Sublessor's election to proceed under this provision, then such repossession shall not relieve Sublessee of Sublessee's obligation and liability under this Sublease, all of which shall survive such repossession, and Sublessee shall pay to Sublessor as current liquidated damages the basic rental and additional rental and other sums hereinabove provided which would be payable hereunder if such repossession had not occurred, less the net proceeds (if any) of any reletting of the Sublease Premises after deducting all of Sublessor's expenses in connection with such reletting, including but without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation of such reletting. Sublessee shall pay such current damages to Sublessor on the days on which the basic rental would have been payable hereunder if possession had not been retaken, and Sublessor shall be entitled to receive the same from Sublessee on each such day.

(13) NOTICES
     All notices, demands and requests required to be given by either party to the other shall be in writing and shall either be hand delivered or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth below or at such other addresses as the parties may designate in writing delivered pursuant to this provision. Any notice when given as provided herein shall be deemed to have been delivered on the date personally served or two (2) calendar days subsequent to the date that said notice was deposited with the United States Postal Service.

SUBLESSOR:     Rocky Mountain Internet
               c/o Marcia White
               1099 18th Street, 30th floor
               Denver, CO 80202

SUBLESSEE:     T & 0 Smith & Wogrin
               c/o David Smith
               1800 Glenarm, Suite 1100
               Denver, CO 80202

(14) TIME OF THE ESSENCE
     Time is of the essence hereof.

(15) QUIET ENJOYMENT
     Sublessor represents, covenants, and warrants that:

     (a) AUTHORITY. Sublessor has the right to enter into and consummate this Sublease.
     (b) PEACEFUL POSSESSION. Upon Sublessee's paying the rental herein reserved and upon performing all of the terms and conditions of this Sublease on Sublessee's part to be performed, Sublessee shall at all times during the term of this Sublease peacefully and quietly have, hold and enjoy the Sublease Premises.
     (c) OBLIGATIONS UNDER THE LEASE. Throughout the term of the Sublease, Sublessor shall maintain the Lease in good standing and promptly perform all obligations of Sublessor thereunder NOT DELEGATED TO SUBLESSEE PURSUANT TO THIS SUBLEASE.
     (d) INDEMNITY. Sublessor and Sublessee shall indemnify each other and hold each other harmless from and against all costs, expenses (including reasonable attorney fees), losses, claims, liabilities, obligations, and damages resulting from or arising out of a breach by Sublessor or Sublessee of its representations, covenants, and warranties contained in this Section 16.
     (e) NOTICE OF DEFAULT. If Sublessor is in default or breach under the Lease, Sublessor shall provide written notice of such default to Sublessee within two days of such default or breach.

(16) MISCELLANEOUS
     (a) CHOICE OF LAW. This Sublease is entered into in the State of Colorado and shall be construed in accordance with the laws thereof.


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     (b)  HEADINGS AND CAPTIONS. The headings and captions used in this Sublease are for the convenience of reference only and shall not be used in the construction or interpretation of this Sublease.
     (c) INUREMENT. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, administrators, successors and assigns.
     (d) CONSTRUCTION OF TERMS. Words of any gender used in this Sublease shall be held to include any other gender, and words in the singular shall be held to include the plural, as the identity of Sublessor or Sublessee requires.

(17) NO WAIVER
     No waiver by Sublessor of any provisions hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Sublessee of the same or any other provision. Sublessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Sublessor's consent to or approval of any subsequent act by Sublessee. The acceptance of rental hereunder by Sublessor shall not be a waiver of any preceding breach by Sublessee of any provision hereof, other than the failure of Sublessee to pay the particular rental so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent.

(18) ATTORNEYS' FEES
     In case suit shall be brought to enforce any provisions of this Sublease, the prevailing party shall be awarded (in addition to the relief granted) all reasonable attorneys' fees and costs resulting from such litigation.

(19) INTEREST ON PAST-DUE OBLIGATIONS
     Any amount due to Sublessor not paid when due shall bear interest at the rate of one percent (1%) per month from the date due; provided, however, that any such payment of interest shall not excuse or correct any default by Sublessee under this Sublease.

(20) LEGAL COUNSEL
     By virtue of this paragraph, Broker advises and recommends that all parties hereto obtain legal counsel to represent them in connection with the examination of title, zoning of the Sublease Premises, the execution of this Sublease, tax implications of the transaction and all other aspects relative to the transaction contemplated hereby.

(21) AGENCY DISCLOSURE
     The rules and regulations of the Colorado Real Estate Commission require that Broker (Fuller and Company) discloses its agency relationship with all parties to a transaction. Broker hereby discloses that it is acting as dual agent for and on behalf of Sublessor and Sublessee. The parties acknowledge prior timely agency disclosure and consent to said agency relationship.

(22) SEVERABILITY
     If any sentence, paragraph or section of this Sublease is held to be illegal or invalid, this shall not affect in any manner those other portions of the Sublease not illegal or invalid and this Sublease shall continue in full force and effect as to those provisions.

(23) SECURITY DEPOSIT
     Sublessee shall deposit with Sublessor a Security Deposit of $3,790.00 upon the execution of this Sublease. Sublessor will hold such security deposit in accordance with paragraph 7.1 of the Lease. Sublessor agrees to promptly (within thirty (30) days of the default of Sublessor, termination, or expiration of this Sublease) return the Security Deposit, less any allowed deductions, to Sublessee upon Sublessor's default under the Lease, or upon the termination or expiration of this Sublease.

(25) ADDITIONAL PROVISIONS

     (a)  Sublessee agrees to take the premises in an as is condition.


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     IN WITNESS WHEREOF, the parties have executed this Sublease Agreement the day and year first written above.

SUBLESSOR:                              SUBLESSEE:
Rocky Mountain Internet, Inc.           T & O Smith & Wogrin
1099 18th Street, 30th floor            1800 Glenarm, Suite 1100
Denver, CO 80202                        Denver, CO 80202




By: /s/                                 By: /s/
   ----------------------------            -----------------------------

Its:  President                         Its:  President
    ---------------------------             ----------------------------



Lessor hereby consents to this Sublease Agreement by signing below and Lessor grants Sublessee a Right of First Refusal to assume the Lease upon Sublessor's uncured default under the Lease.

LESSOR:
Sheridan Realty Corp.
1800 Glenarm, Suite 1200
Denver, CO 80202




By: /s/
   ----------------------------


Its:  Vice President
    ---------------------------


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                                    EXHIBIT A

                         Legal Description and Premises




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